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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 24 (File No. 2-734281) under the Securities Act of 1933 and Post-Effective Amendment No. 24 (File No. 811-3231) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of SEI Liquid Asset Trust (the "Trust") consisting of the Treasury Securities Fund, Government Securities Fund and Prime Obligation Fund (collectively the "Portfolios"), of our report for the Trust, dated August 9, 1999, on our audits of the financial statements and financial highlights of the Portfolios of the Trust as of June 30, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses and under the captions "Experts" and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
October 28, 1999